SCHEDULE 14A
                                 (RULE 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

       PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               Merit Diversified International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

        TO ASSURE YOUR REPRESENTATION AT THE
        MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY
        AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                     (LOGO)

                            Merit Diversified international, Inc.
                            4570 Campus Drive
                            Newport Beach, CA  92660

                            (714) 252-2121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Merit Diversified International, Inc.:

The 1997 Annual Meeting of Stockholders of Merit Diversified
International, Inc. will be held at the Holiday Inn, 3131 Bristol
Street, Costa Mesa, CA, on August 18, 1997, beginning at 10:30
A.M. local time, for the following purposes:

1.  To ratify the acquisition & merger of Global Resources &
Technology, Inc.;

 2. To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders of the Company are cordially invited to attend the Meeting. Only holders of record of the Companys no par value
Common Stock at the close of business on July 14, 1997 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof.

All stockholders, whether or not they expect to be present at the Meeting in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

                                   By Order of the Board of Directors,

                                               DWIGHT MALLETTE
                                               Corporate Secretary & Treasurer

Newport Beach, CA
July 14, 1997

                                     (LOGO)

                              Merit Diversified International, Inc.
                              4570 Campus Dr.
                              Newport Beach, CA  92660

                              (714) 252-2121

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Merit Diversified International, Inc. (the "Company") in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders, which is to be held at the Holiday Inn, 3131 Bristol Street, Costa Mesa, California, on August 18, 1997beginning at 10:30 A.M. local time, and at any adjournment thereof.

     Proxies delivered pursuant to this solicitation are revocable at the optionof the persons executing the same, prior to their exercise, by attendance andvoting in person at the Annual Meeting or by written notice delivered to the Corporate Secretary of the Company prior to the meeting, and are solicited by and on behalf of the Board of Directors of the Company. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant tothis solicitation will be voted at the meeting by the named attorneys-in-factand agents, to the extent authorized, in accordance with the directionscontained therein. If no such directions are given, the shares represented bysuch proxies will be voted in favor of the election of directors, theratification of the Acquisition and Merger of Global Resources & Technology, Inc. and in accordance with the discretion of the named attorneys-in-fact and agents on other matters that may properly come before the Annual Meeting.

     The cost of this solicitation will be borne by the Company. Proxies may be solicited by personal interview, telephone, telegraph and electronic mail, as well as by the use of traditional postal delivery. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forwards soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed in accordance with applicable regulations for their reasonable out-of-pocket expenses incurred in that connection. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration for such participation.

     All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's no par value common stock (Common Stock), and only stockholders of record at the close of business on July 14,1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On July 14,1997, the Company had 30,500,000,000 shares of its Common Stock outstanding each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.


A majority of Company's outstanding Common stock, whether
present in person or by proxy, will constitute a quorum at the meeting. The abstention of a stockholder on any issue submitted to a vote and a proxy given by a broker whofails or is not authorized to vote on that issue will be counted in determiningthe presence of a
quorum.   For purposes of voting on the matters described herein, at any meeting of the stockholders at which a quorum is present, the affirmative vote of a plurality of the shares of Common Stock present or represented by Proxy at the meeting is required to elect the seven nominees for Directors. The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote will be required to approve the acquisition and merger of
Global Resources & Technology, Inc.   The affirmative vote of a
majority of the shares present or represented by Proxy at the Meetingwill be required to approve the other matters at the Meeting. In such a case, the aggregate number of votes cast by all stockholders present in person or by Proxy will be used to determine whether a motion will carry. Accordingly, an abstention from voting on a matter b a stockholder present in person or by Proxy at the Meeting will have no effect on the item on which the
stockholder abstains from voting.   In addition, although broker(non-
votes) will be counted for purposes of determining a quorum, they will have no effect on the vote on matters at the meeting. All valid proxies received may be voted at the discretion of the Proxies named therein for adjournments or postponements or other matters that may properly come before the Meeting. The Proxies may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process, in the event of a judicial occurrence that impacts the Meeting, in the event that the accuracy or adequacy of my material disclosures are materially in doubt, or the extent necessary to address any alleged deficiency or dispute that may arise at the Meeting.


Votes will be tabulated by The Board of Directors.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number and percentage of shares of theCompany's Common Stock owned beneficially, as of June 14, 1997, by any person who is known to the Company to be the beneficial owner of 5% or more of such Common Stock. Information as to beneficial ownership is based upon statements furnished to the Company by such person.


Name and Address             Number of Shares                        Percent
of Beneficial Owner          Owned of Record                      Common Stock
Outstanding                  and Beneficially  (1)

-----------------             --------------------                  ------------
Jen Investment Corporation...............25,100,000                 82.295%
    4570 Campus Drive
    Newport Beach, CA 92660


     for purposes of this table, (beneficial ownership) is used as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended.

     Jen Investment Corporation is owned by one individual and was originally formed to hold and manage investments of that individual. The shares owned by Jen Investments Corporation are presently held in trust on behalf of Amwest Environmental Group, Inc. (AEG) and other parties to the merger pending the approval of the merger of AEG's wholly owned subsidiary, Global Resources & Technology,
Inc. into the Company. Upon approval by the stockholders of the merger, Jen Investments Corporation will distribute the shares held to AEG and other parties to the merger.

     	The Company knows of no other stockholder who may be deemed to own beneficially more than five percent of its outstanding Common Stock.


SECURITY OWNERSHIP OF MANAGEMENT


The following table sets forth the number and percentage of shares of the Companys Common Stock owned beneficially, as of June 14, 1997, by each Director and Nominee for Director of the Company, by each Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. information as a beneficial ownership is based upon statements furnished to the Company by such persons. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of Common Stock outstanding on such date.


Name and Address                    Amount of Shares               Percent
of Beneficial Owner                Beneficially Owned               Class

Mr. Dwight Mallette                     None                         None
PO Box 18587
Irvine, CA  92623

Mr. David Chu                           None                        None
PO Box 18587
Irvine, CA  92623



MEETINGS AND COMMITTEES OF THE BOARD

    The Board is entrusted with managing the business affairs of the Company. Pursuant to the powers bestowed upon the Board by the Bylaws, the Board may establish committees from among its members. in addition, the Bylaws provide that the Board must annually appoint officers of the Company to manage the affairs of the Company on a day to day basis as set forth in the bylaws or as
otherwise directed by the Board.   The Company does not have a
Nominating Committee. During fiscal 1997, there were a total of four meetings held by the Board of Directors. All meetings were attended by the full Board.

     The Executive Committee oversees activities in those not assigned to other committees of the Board and has the full power and authority of the Board to the extent permitted by Nevada Law. The Company's Executive Committee is presently comprised of Mr. Mallette and Mr. Chu with Mr. Mallette serving as Chair. The Executive Committee held no meeting in fiscal 1997.

     The Company does not presently have an Audit Committee or a Compensation Committee. Appointments to these committees are expected to be made subsequent to the approval by the stockholders of the merger and the appointment of a new Board of Directors, subsequent to such merger. The members of the committees will be selected from the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names of all Directors and Executive officers of the Company, their ages, all positions and offices held by each such person, the period during which he has served as such, and the principal occupations and employment of each such person during the last five years.

Mr. Dwight Mallette, age 63, has been a Director and Secretary and Treasurer of the Company since may 1997. Mr. Mallette has held positions including Director of Allstar Entertainment, Inc., Director of Largo Vista international, Inc. and Director of Astral Ventures & Tours, Inc..

Mr. David Chu, age 51, has been a Director and President of the Company since May, 1997. Mr. Chu has held previous positions as an economic and business development advisor and consultant.

Directors are elected annually and hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. Executive officers serve at the pleasure of the board or until the next annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

    For the three fiscal years ended August 31, 1996, 1995 an 1994 of the Company's Chief Operating Officer and next mostly highly compensated Executive Officers whose salary and bonus exceed
$100,000.

None

Option Grants in last Fiscal Year

None

Aggregated option Exercises in Last Fiscal Year and Fiscal Year-
End Option Values

None

Directors Compensation

None

Employment Agreements

None

Performance Graph

None

A performance of the cumulative total return to stockholders during the five years prior to fiscal 1997 in compensation to return of the Standard & Poors Composite stock price index (the S&P index) and a peer group index has been omitted.

During the prior five years, the Company's operations have generated no significant core business to position the Company as a comparative for any peer group. During the prior five fiscal years, the Company has been Dormant.


*********************************************************


ACQUISITION AND MERGER OF
GLOBAL RESOURCES & TECHNOLOGIES, INC.


During the past five fiscal years, the Company has been Dormant. During may 1997,and in anticipation of the acquisition of Global Resources & Technology, Inc., the Company appointed Mr. Mallette and Mr. David Chu as officers and interim directors to investigate and facilitate the acquisition of a viable business operation focusing on environmental products and services.

During June 1997, the Company identified a business opportunity
with Amwest Environmental Group, Inc. (AEG).   AEG holds
contracts to perform environmental reclamation services for certain cities in the Peoples Republic of China and has secured plant, property and equipment in those cities to operate recycling and manufacturing facilities (as more fully discussed below). The Company issued 25,100,000 shares of no par value Common Stock to Jen Investments Corporation, intrust, for the benefit of AEG, pending shareholder approval of the exchange of those shares for AEG's investment in Global Resources & Technology, Inc. (Global).

During May 1997, AEG formed Global as a wholly owned
subsidiary and transferred certain contracts for environmental clean-up projects, patients and proprietary technologies associated with environmental clean-up and protection, and certain assets acquired including plant, property and equipment, including land, that it had
acquired by purchase.   The plant, property, equipment and land are
located in the People Republic of China.

The plant and equipment consist of recycling facilities located in Beijing which produce building material, fuel, and plastics from waste products. The plant and equipment will be owned seventy percent (70%) by Global and thirty percent (30%) by the City of
Beijing.   The plant is located on approximately fifteen 15 (acres)
leased from the Daxing Prefect government and consists of a building with all operational utilities and equipment to complete extractions of usable resins, fuels, and powders from waste material. Land consists of certain in the Peoples Republic of China which are the subject of environmental clean-up processes and subsequently, industrial development.

Global's assets, contributed to it By AEG, consists of the following:

					       As of June 30, 1997
            					(Unaudited)
Plastic recycling plant and equipment located in
Xian, Peoples Republic of China			$  3,300,000

Property rights for a term of 50 year in Beijing,
Xian, and Haidian, Peoples Republic of China	$173,000,000

Total Assets						$176,300,000


    Global assumed no liabilities associated with the contribution of assets.

    The Company intends to acquire Global and subsequently, merge into Global. Upon stockholder approval, the acquisition and merger of Global will be consummated. Each shareholder of record of the Company as of the date of the merger will be issued one share of no par value common stock of Global in exchange for each no par value common stock held by the stockholder.

    The Company desires to use the assets acquired, contracts for solid waste clean-up projects in Xian and Beijing in the Peoples Republic of China, and Global's management expertise, to develop a core business in environmental clean-up, recycling, and real estate restorations and development. The Company expects to construct numerous solid waste treatment plants to clean-up existing sites in Xian and Beijing of the Peoples Republic of China, using the by products combined with other building material, to produce light weight cinder blocks and bricks.

     In addition, the Company expects to commence operating the plastic recycling plant in Xian to generate diesel fuel and gasoline
and resins and plastic powders.   Revenue recognition is dependent
upon the successful start-up and operation of the plant and performance related to environmental reclamation projects. As of the date of the proposed acquisition and merger of Global. global will have no operating costs or revenues and no operating history.

      The following table sets forth the name and age of each officer and Director of Global, indicating all positions and offices with the Company currently held by him, and the period during which he has served as a Director:

Name                           Age      Position With the Company     Director
                                                                       Since

Professor William D.Q. Fang	    56      Chairman/COO/Secretary          1997

Dr. James C. Lu                 52      CEO - Treasurer - Director	     1997

Mr. T.T. Chu                    53      Chief Financial Officer         1997

Mr. Andrew T. Lin               47      President - Director            1997

Mr. Sun Ji Min                  50      Director                        1997

Mr. Xing Fang                   51      Director                        1997

Mr. Dwight Mallette             63      Co-Chairman                     1997



Professor William D.Q. Fang, age 56, has been a Director and Chief operating officer of the Company since June 1997. Professor Fang is a Fellow Researcher of the Beijing Academy of Science and Technology in The Peoples Republic of China, serves as Vice
Chairman of Kaito SA in France, is a Executive Director of China Environmental Science Society, and is Chairman of Noise and
Vibration Control Committee for the Peoples Republic of China. In addition, Professor Fang has been a Special Advisor of the Beijing Government, Chairman of Academy Committee of Beijing Labor
Protection Institute, Director of American Asia Investment Bank Association, and Advisor of American Cathy Bank. Professor Fang has received over twenty-five achievements and inventions awarded by The Peoples Republic of China, received twenty-five provincial Excellent Technology Prize awards, five International Prize awards including the Gold Medal and Premier Award at the 37th Eureka International Invention Fair in Brussels, the International Cup Prize in the 80th International Invention Fair of Paris, and First Prize of Advances in Technology in Beijing City.

Mr. Dwight Mallette, age 63, has been a Director and Secretary and Treasurer of the Company since may 1997. Mr. Mallette has held positions including Director of Allstar Entertainment, Inc., Director of Largo Vista international, Inc. and Director of Astral Ventures & Tours, Inc..

Dr. James C. Lu, age 52, has been a Director and Chief Executive Officer of the Company sine June 1997. Dr. Lu is a Faculty
Member at the University of Southern California (since 1975) holding his Ph.D. in Environmental Engineering from the University of Southern California, currently as a consultant to the Environmental Protection Agency, and is the President and Chief Engineer of Amwest Environmental Group, Inc. (since 1992). Dr. Lus engineering and management experience includes positions as President and Chief Engineer with Calscience Engineering & Laboratories, Inc. during 1978 through 1982 and subsequently 1986 through 1991, Chief Environmental Engineer with Jacobs
Engineering Group, Inc. during 1984 through 1986, Engineer and Project Manager with the Los Angeles County Sanitation District and SCS Engineers during 1977, 1978 and 1982 through 1984. Dr.
Lu has provided private consulting services for Argonne National Laboratory, Church and Dwight Co., Inc., Monogram Industries, Inc. and Container Corporation of America during 1973 through 1977.

Mr. T.T. Chu, age 53, has been a Director and Chief Financial
Officer of Company since June 1997.

Mr. Andrew T. Lin, age 47, has been a Director and President of the Company since June 1997. Mr. Lin is presently a Director of Los
Angeles National Bank.

Mr. Sun Ji Min, age 50, has been a Director of the Company since June 1997. Mr. Min is presently the Director of Beijing Environmental Science and Technology Department, Director of the Department of Environmental Protection Agency (National & City of Beijing), Director of New Technology Development Center of Beijing, City of Beijing EP & Sanitation.

Mr. Xing Fang, age 51, has been a Director of the Company since June 1997. Mr. Fang is Vice Chairman & CFO of Hua Feng
Economic Technology, Director and Vice President of Yuan Ye Industrial Group of Shanxi Province, Director of Chinas Economic Reform Research Institute and Strategic Institute, Director International Economic, Science and Law Institute.

The Company expects that the Officers and Directors of Global will be nominated to replace the Officers and Directors of the Company immediately after the acquisition of Global.

The Company intends to account for the acquisition of the assets of Global as a pooling of interests, whereas, the assets of the combined companies will be reflected on the book sand records of the Company at their original cost. The combined balance sheet of the Company, subsequent to the acquisition and merger is expected to consist of the following:


For the Period Ended August 31, 1997 (estimated)

                                   Merit             Global                  Combined
                                Pre-Merger        Pre-Merger 1)            Post-Merger
Balance Sheet:
Total Assets                      None            $176,300,000            $176,300,000
Total Liabilities                 None               -0-                      -0-
Total Stockholders Equity         None            $176,300,000            $176,300,000

Statement of  Operations:
             Net Revenue          None              None                     None
Net Income (Loss)                 None              None                     None
Net Income (Loss) Per Share       None              None                     None


(1) The assets of Global will be audited by an independent accounting firm in the Peoples Republic of China and subject to a subsequent review by the Companys independent accountant for compliance with generally accepted accounting principles in accordance with generally accepted auditing standards.

	The Company expects that the acquisition of the stock of Global and subsequent merger of the Company into Global constitutes a tax free reorganization for U,S. federal income tax purposes. As of August 31, 1996, the Company has available net operating loss carryforwards, which can be used to offset future years taxable income for U.S. income tax purposes, in the amount of approximately $2,460,000. The merger of the Company into Global will significantly reduce the Companys ability to use those losses in future years. Post-merger operations of the Company will be performed primarily in the Peoples Republic of China and be subject to income tax based upon tax laws in existence in that country. U.S. Federal income tax will be assessed on earnings of the Company resulting from its operations in the Peoples Republic of China that are repatriated to the United States reduced by expenses and deductions incurred in the United Sates that are allowable to reduce U.S.. Federal taxable income as are defined by the U.S. Treasury Departments Internal Revenue Code and the regulations thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ACQUISITION AND MERGER OF GLOBAL RESOURCES
& TECHNOLOGY, INC.
*********************************************************

OTHER BUSINESS

	As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

ANNUAL REPORT

	The Companys Annual Report of Form 10-K for the fiscal year ended August 31, 1996, is incorporated by reference. The audited financial statements of the Company are included in such Form 10-K. Copies of the exhibits to that form 10-K are available from the Company upon written request of a stockholder and payment of the Companys out-of-pocket expenses. Since the Company has been dormant since the issuance of the August 31, 1996 financial statements, the current financial statements would not differ materially from those incorporated in the Form 10-K for the fiscal year ended August 31, 1996.

DEADLINEFOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR THE ANNUAL MEETING TO BE HELD AUGUST 1997

	Any proposal from a stockholder of the Company intended to be presented at the annual meeting of stockholders of the Company to be held August 1997 must be sent to the attention of Dwight Mallette, 4570 Campus Dr., Newport Beach, CA 92660 no later than March 31, 1997 in order to be included in the Companys proxy statement and proxy relating to that meeting. Such proposal must comply with all requirement of the proxy solicitation rules of the Securities and Exchange Commission.

BY ORDER OF THE BOARD OF DIRECTORS

Dwight Mallette
Chairman of the Board

Merit Diversified International, Inc.
4570 Campus Dr. Newport Beach, CA  92660
(714) 252-2121
July 15, 1997

Global Resources & Technology, Inc.
P.  O. Box 18587, Irvine, CA  92623
(714) 252-2121